Exhibit 6

                     PATENT AND TRADEMARK SECURITY AGREEMENT

            THIS PATENT AND TRADEMARK SECURITY AGREEMENT (this "Agreement"), dated as of January 29, 2003 is made between Commtouch Software Ltd. an Israeli corporation ("Grantor"), and XDL Capital Corp., an Ontario corporation, as collateral agent for the Lenders ("Secured Party").

            Grantor and Secured Party hereby agree as follows:

            SECTION 1 Definitions; Interpretation.

            (a) Terms Defined in Security Agreement. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Security Agreement.

            (b) Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

            "Collateral" has the meaning set forth in Section 2.

            "Convertible Loan Agreement" means the Convertible Loan Agreement dated as of January 29, 2003 among Grantor, certain lenders party thereto (the "Lenders"), and the Secured Party.

            "PTO" means the United States Patent and Trademark Office.

            "Security Agreement" means the Security Agreement dated as of January 29, 2003 between Grantor and Secured Party.

            (c) Terms Defined in UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

            (d)  Interpretation.  The rules of interpretation  applicable to the
Security   Agreement  shall  also  be  applicable  to  this  Agreement  and  are incorporated herein by this reference.

            SECTION 2 Security Interest.

            (a) Grant of Security Interest. As security for the payment and performance of the Obligations, including interest that accrues after the commencement by or against Grantor of any bankruptcy or insolvency proceeding naming such Person as the debtor in such proceeding, and subject to the rights of the Chief Scientist of the State of Israel, Grantor hereby grants to Secured Party a security interest in all of Grantor's right, title and interest in, to and under the following property, in each case whether now or hereafter existing or arising or in which Grantor now has or hereafter owns, acquires or develops an interest and wherever located (collectively, the "Collateral"):

            (i) all patents and patent applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including such patents and patent applications as described in Schedule A), all rights to sue for past, present or future


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

infringement  thereof,  all rights arising therefrom and pertaining  thereto and
all   reissues,    divisions,    continuations,    renewals,    extensions   and
continuations-in-part thereof;

            (ii) all state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including such marks, names and applications as described in Schedule B), whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof;

            (iii) the entire goodwill of or associated with the businesses now or hereafter conducted by Grantor connected with and symbolized by any of the aforementioned properties and assets;

            (iv) all commercial tort claims associated with or arising out of any of the aforementioned properties and assets;

            (v) all accounts, all intangible intellectual or other similar property and other general intangibles associated with or arising out of any of the aforementioned properties and assets and not otherwise described above, including all license payments and payments under insurance (whether or not Secured Party is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to the foregoing Collateral; and

            (vi) all products, proceeds and supporting obligations of or with respect to any and all of the foregoing Collateral.

            (b) Continuing Security Interest. Grantor agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 12.

            SECTION 3 Supplement to Security Agreement. This Agreement has been granted in conjunction with the security interests granted to Secured Party under the Security Agreement. The rights and remedies of Secured Party with respect to the security interests granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference.

            SECTION 4 Representations and Warranties. Grantor represents and warrants to Secured Party that:

            (a) Patents. A true and correct list of all of the existing Collateral consisting of U.S. patents and patent applications and/or registrations owned by Grantor, in whole or in part, is set forth in Schedule A.

            (b)  Trademarks.  A true  and  correct  list of all of the  existing
Collateral  consisting  of  U.S.  trademarks,   trademark  registrations  and/or
applications owned by Grantor, in whole or in part, is set forth in Schedule B.


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

            SECTION 5 Further Acts. On a continuing basis, Grantor shall make, execute, acknowledge and deliver, and file and record in the proper filing and recording places, all such instruments and documents, and take all such action as may be necessary or advisable or may be requested by Secured Party to carry out the intent and purposes of this Agreement, or for assuring, confirming or protecting the grant or perfection of the security interest granted or purported to be granted hereby, to ensure Grantor's compliance with this Agreement or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to the Collateral, including any documents for filing with the PTO (e.g. a Memorandum of Lien) and/or any applicable state office (e.g. a UCC-1). Secured Party may record this Agreement, an abstract thereof, or any other document describing Secured Party's interest in the Collateral with the PTO, at the expense of Grantor.

            SECTION 6 Authorization to Supplement. If Grantor shall obtain rights to any new trademarks, any new patentable inventions or become entitled to the benefit of any patent application or patent for any reissue, division, or continuation, of any patent, the provisions of this Agreement shall automatically apply thereto. Grantor shall give prompt notice in writing to Secured Party with respect to any such new trademarks or patents, or renewal or extension of any trademark registration. Without limiting Grantor's obligations under this Section 6, Grantor authorizes Secured Party to modify this Agreement by amending Schedules A or B to include any such new patent or trademark rights. Notwithstanding the foregoing, no failure to so modify this Agreement or amend Schedules A or B shall in any way affect, invalidate or detract from Secured Party's continuing security interest in all Collateral, whether or not listed on Schedule A or B.

            SECTION 7 Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Grantor, Secured Party and their respective successors and assigns and shall bind any Person who becomes bound as a debtor to this Agreement. Grantor may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder except as specifically permitted by the Security Agreement.

            SECTION 8 Notices. All notices or other communications hereunder shall be in writing (including by facsimile transmission or by email) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses, facsimile numbers or email addresses set forth below their names on the signature pages hereof, or at or to such other address, facsimile number or email address as shall be designated by any party in a written notice to the other parties hereto. All such notices and other communications shall be deemed to be delivered when a record (within the meaning of the UCC) has been
(i) delivered by hand; (ii) sent by mail upon the earlier of the date of receipt or five business days after deposit in the mail, first class (or air mail as to communications sent to or from the United States); (iii) sent by facsimile transmission; or (iv) sent by email.

            SECTION 9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of California, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than California.

            SECTION 10 Amendment; Conflict. This Agreement is subject to modification only by a writing signed by the parties, except as provided herein. To the extent that any provision of this Agreement conflicts with any provision of the Security Agreement, the provision giving Secured Party greater rights or remedies shall govern, it being understood that the purpose of this Agreement is to add to, and not detract from, the rights granted to Secured Party under the Security Agreement.


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

            SECTION 11 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

            SECTION 12 Termination. Upon payment and performance in full of all Obligations, and / or conversion by all Lenders and/or (if a Lender declines to convert or be repaid upon an event as described in section 4.4 of the Notes), the expiry of 12 months from the date of the request to convert or be repaid, by Company to the declining Lender, the security interests created by this Agreement shall terminate and Secured Party shall promptly execute and deliver to Grantor such documents and instruments reasonably requested by Grantor as shall be necessary to evidence termination of all such security interests given by Grantor to Secured Party hereunder, including cancellation of this Agreement by written notice from Secured Party to the PTO.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

                                          Grantor

                                          COMMTOUCH SOFTWARE LTD.


                                          By: __________________________________
                                              Gideon Mantel, CEO

                                          Address:

                                          1A Hatzoran St.
                                          Netanya, Israel

                                          Attn.: Amir Lev, President & CTO
                                          Fax:   972-9-8636863

                                          Secured Party

                                          XDL CAPITAL CORP., as Collateral Agent


                                          By: __________________________________
                                              Title:

                                          Address:

                                          ______________________________________
                                          ______________________________________
                                          ______________________________________
                                          Attn.: _______________________________
                                          Fax: _________________________________
                                          Email: _______________________________


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

                                   SCHEDULE A
                 to the Patent and Trademark Security Agreement

                         Issued U.S. Patents of Grantor

       Patent No.       Issue Date      Inventor        Title
       ----------       ----------      --------        -----

         None

                   Pending U.S. Patent Applications of Grantor

       Serial No.       Filing Date     Inventor            Title
       ----------       -----------     --------            -----
                        12/26/02                            Prevention of Bulk
                                                            Transmission of
                                                            Objects in a
                                                            Communication
                                                            Network


                                      A-1.

                                   SCHEDULE B
                 to the Patent and Trademark Security Agreement

                      U.S. Registered Trademarks of Grantor

    Registration       Registration                   Registered
         No.               Date        Filing Date       Owner        Mark
    ------------       ------------    -----------    ----------      ----

    1,801,449          10/26/93        3/27/92        COMMTOUCH       COMMTOUCH
                                                      SOFTWARE LTD.

                 Pending U.S. Trademark Applications of Grantor

   Application No.     Filing Date      Applicant       Mark
   --------------      ------------    -----------    ----------

   NONE


                                      B-2.